Exhibit 3.2
FIRST ARTICLES OF AMENDMENT TO
THE ARTICLES OF AMENDMENT AND RESTATEMENT
OF
EMPIRE AMERICAN REALTY TRUST, INC.
Empire American Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The Articles of Amendment and Restatement of the Corporation (the “Charter”) is hereby amended by deleting existing Article I in its entirety and substituting in lieu thereof a new article to read as follows:
ARTICLE I
The name of the corporation is Independence Realty Trust, Inc. (the “Company”). So far as may be practicable, the business of the Company shall be conducted and transacted under that name. Under circumstances in which the Board determines that the use of the name “Independence Realty Trust, Inc.” is not practicable, it may use any other designation or name for the Company.
SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the Board of Directors as required by law. The amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law to be made without action by the stockholder of the Corporation.
THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
FOURTH: Except as amended hereby, the rest and remainder of the Charter shall be and remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary on this 8th day of February, 2011.
EMPIRE AMERICAN REALTY TRUST, INC.

By:	/s/ Jack E. Salmon Jack E. Salmon President and Chief Financial Officer

ATTEST:

By:	/s/ Raphael A. Licht Raphael A. Licht Secretary